UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2026

Venture Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (202) 759-6740
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

GE Power Frame Agreement

On October 9, 2026, Venture Global LNG, Inc. (“VGLNG”), a direct wholly-owned subsidiary of Venture Global, Inc. (“Venture Global”, the “Company”, “we”, “us” or “our”) entered into a frame agreement with GE Vernova Operations LLC (“GE Vernova”) and Baker Hughes Energy Services LLC (“Baker Hughes”) for the supply of power generation equipment and associated materials for up to 16 power islands with certain scheduled delivery dates running through 2034, at the latest (“Power Frame Agreement”). We expect to enter into a purchase order for the first power island by the end of 2026. In connection with the Power Frame Agreement, VGLNG also entered into a definitive reservation agreement with GE Vernova for the supply of eight of the remaining 15 power islands (the “Initial Unit Manufacturing Reservation Agreement”), with purchase orders for those power islands anticipated to be entered into commencing in early 2027.

The Power Frame Agreement provides for the supply of incremental power equipment beyond that contained in the Baker Hughes Master Agreement at an agreed-upon price structure and schedule for the equipment that GE Vernova and Baker Hughes are obligated to supply once we elect to proceed with a given order. Such incremental equipment can be utilized for any of our LNG export projects or bolt-on expansions, or to support the LNG-adjacent data center development projects (as we announced today) that we intend to pursue.

Under the Power Frame Agreement, subject to entering into a definitive reservation agreement and payment of a reservation fee, GE Vernova will be obligated to reserve manufacturing capacity. The ability to reserve manufacturing capacity under such definitive reservation agreements expires in a staggered manner from October 2027 to October 2029 if we do not enter into definitive reservation agreements. Under the Power Frame Agreement, Baker Hughes will supply additional equipment and services related to the power islands.

All of the power island system purchase orders entered into under the Power Frame Agreement will follow the pre-negotiated terms and conditions specified in the form purchase order included in the Power Frame Agreement. Purchase orders under the Power Frame Agreement contain terms and conditions, scope of supply, delivery schedule and performance tests and performance guarantees. If we elect to proceed with all purchase orders under the Power Frame Agreement and the Grid Frame Agreement described below, the aggregate amount payable under both agreements, including applicable reservation fees, would be approximately $17.2 billion, subject to adjustment based on various specified criteria.

Outside of payment of the reservation fees and the reservation of capacity pursuant to the Initial Unit Manufacturing Reservation Agreement, neither we nor Baker Hughes or GE Vernova have any binding obligations with respect to the purchase or supply, as the case may be, of power islands under the Power Frame Agreement unless and until we, GE Vernova, and Baker Hughes enter into additional definitive reservation agreements and/or purchase orders for the power islands. Once we enter into any purchase order for the supply of power islands, we may terminate that purchase order under certain circumstances, in which case we may be required to pay a termination fee.

GE Grid Frame Agreement

Additionally, on October 9, 2026, VGLNG entered into a frame agreement with GE Grid Solutions, LLC (“GE Grid”) for the supply of power transformer and gas insulated switchgear equipment to support up to 21 power island projects, complementing the commitments under the Power Frame Agreement, with certain scheduled delivery dates running through 2034, at the latest (the “Grid Frame Agreement”). In connection with the Grid Frame Agreement, VGLNG entered into five definitive reservation agreements for the supply of first five sets of equipment packages (the “Initial Long Lead Equipment Reservation Agreements”), with purchase orders for those equipment packages to be entered into under the Grid Frame Agreement commencing in late 2026.

The Grid Frame Agreement provides for the supply of incremental power transformer and gas insulated switchgear equipment beyond that contained in the Baker Hughes Master Agreement at an agreed-upon price structure and schedule for the equipment that GE Grid is obligated to supply once we elect to proceed with a given order. Such incremental equipment can be utilized for any of our LNG export projects or bolt-on expansions, or to support the LNG-adjacent data center development projects (as we announced today) that we intend to pursue.

Under the Grid Frame Agreement, subject to entering into a definitive reservation agreement and payment of a reservation fee, GE Grid will be obligated to reserve manufacturing capacity. The ability to reserve manufacturing capacity under such definitive reservation agreements expires in a staggered manner over a period ending in mid-December 2026 if we do not enter into definitive reservation agreements.

All of the power equipment package purchase orders entered into under the Grid Frame Agreement will follow the pre-negotiated terms and conditions specified in the form purchase order included in the Grid Frame Agreement. Purchase orders under the Grid Frame Agreement contain terms and conditions, scope of supply, delivery schedule and performance tests and performance guarantees.

Outside of payment of the reservation fees and the reservation of capacity pursuant to the Initial Long Lead Equipment Reservation Agreements, neither we nor GE Grid will have any binding obligations with respect to the purchase or supply, as the case may be, of power equipment packages under the Grid Frame Agreement unless and until we enter into additional definitive reservation agreements and/or purchase orders for the power equipment packages. Once we enter into any purchase order with GE Grid for the supply of power equipment packages, we may terminate that purchase order under certain circumstances, in which case we may be required to pay a termination fee.

Copies of the Power Frame Agreement and the Grid Frame Agreement will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the three months ended September 30, 2026.

Item 8.01. Other Events.

On October 15, 2026, the Company issued a press release announcing that the Company had entered into the Power Frame Agreement and the Grid Frame Agreement and other related developments. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated October 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: October 15, 2026

By: /s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer